[Logo of Wyoming State][Stamp of Wyoming State with the following text ūWY Secretary of StateFILED: 03/23/2026 09:39 AM Original ID: 2022-001195980 Amendment ID:2026-006471276Ŭ]WyomingSecretaryofStateStateCapitolBuilding,Room11O200West24thStreetCheyenneWY82002-0020Ph.307.777.7311Fax307.777.5339Email:business@state.wy.usProﬁtCorporationArticlesofAmendment1.Corporationname:SAMARIUMGROUPCORPORATION2.ThefollowingprovisionsareaddedtotheArticlesofIncorporation:A.NumberandclassofsharestheCorporationwillhaveauthoritytoissue:900,000,000sharesofcommonstock,allofoneclass,$0.001parvaluepershare;B.AnyactionrequiredorpermittedbytheWyomingBusinessCorporationActtobetakenatashareholders'meetingmaybetakenwithoutameeting,andwithoutpriornotice,ifconsentsinwritingsettingforththeactionsotakenaresignedbytheholdersofoutstandingshareshavingnotless than the minimum number of votes that would be required to authorize or take the action at ameetingatwhichallsharesentitledtovoteontheactionwerepresentandvoted.Thewrittenconsentshallbearthedateofsignatureoftheshareholderwhosignstheconsentandbedeliveredtothecorporationforinclusionintheminutesorﬁlingwiththecorporaterecords.C.Writtennoticereceivedfromnotlessthantwenty-ﬁve(25)percentofallstockholdersentitledtovoteataspecialmeetingonthespeciﬁcissuesproposedtobeconsideredatsuchspecialmeetingshallberequiredtocallsuchspecialmeeting.D.Aquorumfortheconductofanymeetingofstockholders,whetherorannual,shallbeone-third(1/3)ofallvotesentitledtobecastatsuchmeeting;provided,thatifanyclassorseriesofsecuritiesoftheCorporationisentitledtovoteasaseparatevotinggroup,thenaquorumofclassorseriesshallbeone-third of such class or series but only with respect to such matters and issuesonwhichsuchclassorseriesisentitledtovoteasaseparategroup.E.Sharesofoneclassorseries(includingcommonshares)ofcapitalstockmaybeissuedasasharedividendinrespectofsharesofanotherclassorseries(includingcommonshares)ofcapitalstock.3.TheamendmentwasadoptedonNovember20,20254.Approvalofamendment:Shareswereissuedandtheboardofdirectorshaveadoptedtheamendmentwithshareholderapproval,incompliancewithW.S.17-16-1003.Date:November20,2025X/s/GuidoDemediciDr.J.GuidoDeMediciChairmanofBoard[Stamp Received Mar-02 2026Secretary of State]Contact:MaryPaulineStankuvienePhone:775-782-6587Email:support@discountregisteredagents.com

- Page 1 -